Exhibit 21.1


                       Subsidiaries of The Source Company


Subsidiary                                              Incorporated in:
----------                                              ----------------

K-Sub, Incorporated                                     Missouri
L-Sub, Incorporated                                     Missouri
Magazine Marketing, Incorporated                        Ohio
Readers Choice, Incorporated                            Ohio
The Source-Canada Corporation                           Ontario, Canada